Exhibit 99.1

PHARMACOPEIA EARNS MILESTONE PAYMENT FROM SCHERING-PLOUGH AS
NOVEL THERAPEUTIC CANDIDATE ENTERS PHASE 1 CLINICAL TRIAL

Pharmacopeia Now Has Five Partnered Programs in Active Clinical Development

March 28, 2007, Princeton, NJ — Pharmacopeia (NASDAQ: PCOP), an innovator in the discovery and development of novel small molecule therapeutics, today announced that Schering-Plough has initiated a Phase 1 clinical trial in the United States with PS386113, a compound identified from the collaboration between the two companies.  The compound is being evaluated as a potential treatment for inflammatory disease.  Pharmacopeia will receive a $1 million milestone payment from Schering-Plough as a result of this trial initiation.

“With four product candidates in clinical development, our collaboration with Schering-Plough is currently our most productive,” said Les Browne, Ph.D., President and Chief Executive Officer of Pharmacopeia. “We are proud to have contributed to the Schering-Plough pipeline and look forward to seeing additional clinical results.”

Schering-Plough is solely responsible for further development and commercialization of this inflammatory disease candidate. However, Pharmacopeia is eligible to receive additional milestone payments if the program advances further in clinical trials, and will also receive royalties on sales of any resulting therapeutic products incorporating compounds derived from the program.

ABOUT PHARMACOPEIA

Pharmacopeia is committed to discovering and developing novel therapeutics to address significant medical needs. The Company has a broad portfolio advancing toward clinical validation, both independently and with partners. Pharmacopeia’s most advanced internal program is a dual-acting angiotensin and endothelin receptor antagonist (DARA) for hypertension and diabetic kidney disease for which Phase 1 clinical trials are underway.  Other internal proprietary programs address primarily immunoregulation. Pharmacopeia’s collaborative efforts have resulted in a portfolio that includes one partnered program currently in Phase 2 clinical trials targeting chronic obstructive pulmonary disease (COPD) and four partnered programs in Phase 1 clinical trials targeting rheumatoid arthritis, oncology metabolic and inflammatory diseases. Three additional partnered compounds are in preclinical development. Pharmacopeia’s current strategic partnerships are with Cephalon, GlaxoSmithKline, Organon and Wyeth.

Contact:
Brian M. Posner
Executive Vice President and Chief Financial Officer
Pharmacopeia
(609) 452-3643
ir_pr@pharmacopeia.com

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This press release, and oral statements made with respect to information contained in this press release, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, goal, contingency or future development and/or otherwise are not statements of historical fact. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include, but are not limited to, statements about the successful implementation of Pharmacopeia’s strategic plans, Pharmacopeia’s plans to develop PS433540, a compound from its DARA program, Pharmacopeia’s Phase 1 clinical studies with respect to PS433540, Pharmacopeia’s ability to successfully perform under its collaborations with Cephalon, GlaxoSmithKline, Organon and Wyeth, Pharmacopeia’s ability to build its pipeline of novel drug candidates through its own internally-funded drug discovery programs, third party collaborations and in-licensing, Pharmacopeia’s ability to raise additional capital, Pharmacopeia’s expectations concerning the development priorities of its collaborators, their ability to successfully develop compounds and its receipt of milestones and royalties from the collaborations, Pharmacopeia’s anticipated operating results, financial condition, liquidity and capital resources, Pharmacopeia’s expectations concerning the legal protections afforded by U.S. and international patent law, Pharmacopeia’s ability to pursue the development of new compounds and other business matters without infringing the patent rights of others, additional competition, and changes in economic conditions.

Further information about these and other relevant risks and uncertainties may be found in Pharmacopeia’s Reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Pharmacopeia urges you to carefully review and consider the disclosures found in its filings which are available in the SEC EDGAR database at http://www.sec.gov and from Pharmacopeia at http://www.pharmacopeia.com. All forward-looking statements in this press release and oral statements made with respect to information contained in this press release are qualified entirely by the cautionary statements included in this press release and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by such forward-looking statements. These forward-looking statements speak only as of the date of this press release. Pharmacopeia undertakes no obligation to (and expressly disclaims any such obligation to) publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise.